                                                                     Exhibit 4.1


                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "AGREEMENT") dated as of this __ of June, 2001, is hereby entered into by and between [___________], a [__________] [LIMITED PARTNERSHIP] (the "SELLER"), Alliance Pharmaceutical Corp., a New York corporation ("ALLIANCE"), and Metracor Technologies, Inc. (formerly known as VIA Medical Corporation), a California corporation ("METRACOR"), with reference to the following:

         A. Seller and Alliance are each "Investors" under that certain Series B Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of the date hereof, by and among Metracor, Alliance, Seller and the other "Investors" named therein, pursuant to which Seller and Alliance have agreed to purchase shares of Metracor's Series B Preferred Stock (the "METRACOR STOCK").

         B. It is a condition precedent to the Purchase Agreement that Seller and Alliance enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the parties to make their investment in, and other valuable accommodations to, Metracor under the Purchase Agreement, the parties hereto agree as follows:

         1. DEFINED TERMS. In addition to any capitalized terms elsewhere defined in this Agreement, the following capitalized terms shall have the meanings given them below:

         "ACT" means the Securities Act of 1933, as amended from time to time.

         "ACQUISITION" means the consummation of a transaction whereby all or substantially all of Metracor's property or business is sold or Metracor merges into or consolidates with any other corporation in which more than fifty percent (50%) of the voting power of Metracor is disposed of.

         "ALLIANCE OPTION TERM" means the period commencing with the date hereof and ending on December 1, 2002 at 5:00 p.m. Pacific Time. .

         "ALLIANCE STOCK" means the common stock, par value $0.01 per share, of Alliance.

         "IPO" means the sale of Metracor's common stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Act.

         "OPTION" means the Alliance Option and/or the Seller Option, described below.

         "OPTION SHARES" means all of the shares of Metracor Stock held by Seller, whether now or hereafter acquired and regardless of whether such shares were acquired by purchase, stock dividend or split or any other means.

         "SELLER OPTION TERM" means the period commencing at 5:00 p.m. Pacific Time on November 1, 2002 and ending at 5:00 p.m. Pacific Time on November 30, 2002, if and only if a Notice of Alliance Option Exercise has not been delivered pursuant to SECTION 2(c) hereof prior to 5:00 p.m. Pacific Time on November 1, 2002. Notwithstanding the foregoing, in the event that (A) the closing sale price for one share of Alliance Stock as reported on the Nasdaq National Market is above $8.00 for ten (10) consecutive trading days or (B) Alliance consummates a single capital raising (i.e. not including the issuance of securities to "strategic partners," that is, existing or future licensees or assignees of technology rights from Alliance) equity offering with net proceeds of $10,000,000 or more, then the Seller Option Term shall commence on the date immediately after the date of such occurrence, if and only if a Notice of Alliance Option Exercise has not then been delivered pursuant to SECTION 2(c) hereof, and shall continue until November 30, 2002.

         2.       ALLIANCE OPTION.

                  (a) OPTION GRANT. Seller hereby grants Alliance the option (the "ALLIANCE OPTION") to purchase from Seller all (but not less than all) of the Option Shares during the Alliance Option Term.

                  (b) ALLIANCE OPTION EXERCISE PRICE. Alliance, in its sole discretion, may effect the Alliance Option by either (i) payment to Seller of $0.93273 per Option Share in immediately available cash funds (the "CASH PRICE") or (ii) issuance to Seller of 0.13072 shares of Alliance Stock per Option Share (such ratio determined as of the date hereof with reference to the current capitalization of Alliance and to be adjusted accordingly to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or similar change with respect to Alliance Stock after the date hereof, the "SHARE RATIO").

                  (c) NOTICE OF ALLIANCE OPTION EXERCISE. The Alliance Option shall be exercisable during the Alliance Option Term by delivery to Seller (at the address set forth in SECTION 8 below) of a duly executed "NOTICE OF ALLIANCE OPTION EXERCISE" substantially in the form attached hereto as EXHIBIT A, which Notice of Alliance Option Exercise shall include the total number of Option Shares to be purchased and the total Cash Price or the total number of shares of Alliance Stock to be issued (as determined by the Share Ratio) in consideration for such shares of Metracor Stock. The transfer of the Option Shares from Seller to Alliance pursuant to the exercise of the Alliance Option shall be made in compliance with SECTION 4 below.

         3.       SELLER OPTION.

                  (a) OPTION GRANT. During the Seller Option Term, upon election of the holders of a majority of the then issued and outstanding shares of Metracor Stock (determined without taking into account any shares of Metracor Stock then held by Alliance, the "MAJORITY HOLDERS"), Seller shall sell to Alliance and Alliance shall purchase from Seller all of the Option Shares (the "SELLER OPTION").

                  (b) SELLER OPTION EXERCISE PRICE. The exercise price for the Seller Option shall be the Cash Price per Option Share; PROVIDED, however, that Alliance shall have the right, in its sole discretion, within thirty (30) days of receipt of a Notice of Seller Option Exercise delivered in accordance with SECTION 3(c) below, to elect to purchase the Option Shares by issuing that number of shares of Alliance Stock determined with reference to the then current Share Ratio multiplied by the number of Option Shares.

                  (c) EXERCISE MECHANICS. The Seller Option shall be exercisable during the Seller Option Term by delivery by the Majority Holders to Alliance (at the address set forth in SECTION 8 below) of a duly executed "NOTICE OF SELLER OPTION EXERCISE" substantially in the form attached hereto as EXHIBIT B. The transfer of the Option Shares from Seller to Alliance shall be made in compliance with SECTION 4 below.

         4.       OPTION SHARE TRANSFER.

                  (a) The transfer of the Option Shares pursuant to the exercise of an Option hereunder (the "TRANSFER") shall occur forty-five (45) days after the date that the applicable Notice of Alliance Option Exercise or Notice of Seller Option Exercise is delivered unless such transfer is sooner consummated by the parties hereto by mutual consent or by reason of the purchase of the Option Shares under SECTION 3(B) with shares of Alliance Stock.

                  (b) A closing shall be held at a mutually convenient time and place on the date the Transfer is to occur (or the immediately succeeding business day) and the parties shall execute and deliver the following documents and instruments:

                           (i)      a Stock Transfer Agreement, dated as of the
date of such Transfer, substantially in the form of EXHIBIT C hereto, shall be executed by each of Alliance and the Seller;

                           (ii)     the Seller shall deliver to Alliance the
certificates evidencing the Option Shares duly endorsed for transfer to Alliance accompanied by signed written instructions to Metracor to transfer the Option Shares to Alliance as record holder on the books and records of Metracor; and

                           (iii)    Alliance shall deliver by wire transfer to
an account furnished to Alliance by Seller the aggregate Cash Price to be paid in consideration for the Option Shares, unless Alliance has determined to effect the Transfer by issuing shares of Alliance Stock utilizing the then current Share Ratio, in which case Alliance shall deliver certificates evidencing such shares.

                  (c) The Transfer shall be deemed to have been consummated immediately prior to the close of business on the date provided above in SECTION 4(a) above. Accordingly, Alliance shall be treated for all purposes as the holder of record of Option Shares as of the close of business on such date and Seller shall be treated for all purposes as the holder of the number of shares of Alliance Stock being issued thereto, if any, in consideration for the Option Shares. Except for rights enjoyed by Alliance in any voting, shareholders' rights or other related agreement executed by the Seller (among others), Alliance shall not be entitled to vote or receive dividends or be deemed the holder of the Option Shares for any purpose until the Transfer has been consummated.

         5.       ISSUANCE OF ALLIANCE STOCK.

                  (a) RESTRICTED SECURITIES. The issuance of shares of Alliance Stock, if any, pursuant to the exercise of an Option hereunder (the "ALLIANCE SHARES"), will not be registered under the Act, in reliance on exemptions from the registration requirement of Section 5 of the Act set forth in Section 4(2) thereof or Regulation D promulgated thereunder.

                  (b) SELLER REPRESENTATIONS. The Holder hereby makes the representations, warranties and covenants set forth on EXHIBIT D hereto as though fully set forth herein.

                  (c) ALLIANCE REPRESENTATIONS. Alliance represents and warrants to Seller, as of the date of this Agreement, as follows:

                           (i)      ORGANIZATION. Alliance is a corporation (a)
organized, validly existing and in good standing under the laws of the State of New York; and (b) duly qualified and in good standing to do business in every jurisdiction where the nature of its business or the location of its properties requires such qualification and in which the failure to do so would have a material adverse effect on its business. Alliance has all requisite power authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of business.

                           (ii)     AUTHORITY. Alliance has all requisite
corporate power authority to enter into this Agreement, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions hereby. The execution and delivery of this and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Alliance . This Agreement has been duly executed and delivered by Alliance and constitutes a valid and binding obligation Alliance, enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or ether equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Assuming the accuracy of Holder's representations in EXHIBIT D, the execution and the delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, or result in the creation of any lien, encumbrance or restriction in favor of any third party upon any of assets or properties of Alliance, under (a) any provision of the Certificate of Incorporation or Bylaws of Alliance or (b) any agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Alliance or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations accelerations which individually or in the aggregate would not have a material adverse effect on Alliance taken as a whole.

                           (iii)    ALLIANCE CAPITAL STRUCTURE. The authorized
capital stock of Alliance consists of 125,000,000 shares of Common Stock ("Common Stock"), $0.01 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), consisting of 875,000 shares of authorized Series F Preferred Stock ("Series F Preferred Stock"), 13,637 shares of authorized Series G Preferred Stock ("Series G Preferred Stock"), 13,636 shares of authorized Series H Preferred Stock ("Series H Preferred Stock"), and

4,097,727 shares of unauthorized undesignated Preferred Stock. At the close of business on June 18, 2001 (a) 49,541,071 shares of Alliance Common Stock were issued and outstanding; (b) 600,000 shares of Series F Preferred Stock were issued and outstanding, (c) no shares of Series G Preferred Stock or Series H Preferred Stock were issued and outstanding; (d) 11,638,625 shares of Common Stock were reserved for issuance upon exercise of options under its stock plans, of which 8,711,818 options to purchase shares were outstanding and (e) 1,193,142 shares of Common Stock were reserved for issuance for outstanding warrants, of which warrants to purchase 1,193,142 shares of Common Stock were issued and outstanding. Alliance has debt outstanding in the amount of $27,900,000 convertible into equity of Alliance. Except as set forth above and in the disclosure schedule attached hereto as SCHEDULE 1, there are no equity securities of any class of Alliance, or any security or obligation exchangeable into or for any equity securities of Alliance issued or outstanding or reserved for issuance. Except as set forth (a) above, (b) in the disclosure schedule attached hereto as SCHEDULE 1, and (c) in this Agreement, there are no other options (other than under the Alliance stock option plans referred to above), warrants, calls, rights, commitments, or agreements of any character to which upon is a party or by which it is bound obligating Alliance to issue, deliver or sell, or cause to issued, delivered or sold, additional shares of Alliance capital stock or obligating Alliance to grant, extend or enter into any such option, warrant, call, right, commitment, or agreement.

                           (iv)     ALLIANCE SHARES. The Alliance Shares will,
when issued and if delivered to the Seller in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with applicable federal and state securities laws.

                           (v)      FINANCIAL STATEMENTS. Alliance has made
available to Seller a complete and accurate copy of each report, schedule (other than registration statements), and definitive proxy statement filed by Alliance with the SEC on or after June 30, 1998 (the "SEC REPORTS"), which are all such reports and documents (other than registration statements) required to be filed by Alliance with the SEC since June 30, 1998. Each of the sets of financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (iii) fairly presents the financial position of Alliance at the respective dates thereof and the results of operations and cash flows for the periods indicated.

                           (vi)     LITIGATION. Except as may be disclosed in
the SEC Reports, there are no legal proceedings to which Alliance is a party or of which its property is subject which are material in relation to Alliance's financial statements.

                           (vii)    ABSENCE OF CHANGES. Except as disclosed in
the SEC Reports, between June 30, 2000 (the date of Alliance's last audited financial statement) and the date of this Agreement, there has not been any event that has had or will have a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) of Alliance.

                           (viii)   DISCLOSURE. None of the SEC Reports contain
any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d)      COMPLIANCE WITH SECURITIES LAWS.

                           (i)      Seller, by acceptance hereof, acknowledges
that this Agreement and the Alliance Shares which may be issued upon exercise of an Option hereunder are being acquired solely for the Seller's own account and not as a nominee for any other party, and for investment, and that the Seller will not offer, sell or otherwise dispose of any of Alliance Shares except under circumstances that will not result in a violation of any applicable federal and state securities laws (including, without limitation, the Act). Upon exercise of an Option hereunder, Seller shall, if requested by Alliance, confirm in writing, in a form satisfactory to Alliance, that the representations set forth on EXHIBIT D hereto are true as of the date of the Transfer and that the Alliance Shares to be issued, if any, are being acquired solely for the Seller's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                           (ii)     Alliance Shares which may be issued upon
exercise of an Option hereunder shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by applicable state securities laws):

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED
        UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."


                  (e) NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares of Alliance Stock shall be issued upon the exercise of an Option hereunder. In lieu of any fractional share to which the Seller would otherwise be entitled, Alliance shall make a cash payment equal to the closing sale price for one share of Alliance Stock as reported on the Nasdaq National Market on the trading day immediately preceding the date of the Transfer multiplied by such fraction.

                  (f) REGISTRATION RIGHTS. Alliance shall use its best efforts to cause, promptly after and in any event within 90 days of the issuance of Alliance Shares, if any, a registration statement on Form S-3 (or any equivalent successor form) to be filed with the Securities and Exchange Commission in order to register such Alliance Shares, and Alliance shall bear and pay all reasonable related costs incurred in connection with such registration (excluding underwriting discounts and commissions, if any).

         6. CERTAIN CASH PRICE AND SHARE RATIO ADJUSTMENTS. The Cash Price and the Share Ratio are subject to adjustment from time to time as follows:

                  (a) RECLASSIFICATION, CONVERSION, ETC. If, at any time while any Option remains outstanding and unexpired, Metracor or Alliance shall by reclassification of securities or otherwise, change any of the securities as to which purchase rights under such Option exist into the same or a different number of securities of any other class or classes, or the Option Shares shall convert, by the terms of the Metracor's or Alliance's Articles of Incorporation, into the same or a different number of securities of any other class or classes, in any such event such Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under such Option immediately prior to such reclassification, conversion or other change and the Cash Price and Share Ratio therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
SECTION 6.

                  (b) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If Metracor or Alliance, at any time while any Option hereunder remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under such Option exist into a different number of securities of the same class, the Cash Price and Share Ratio for such securities and the number of securities into which such Option is convertible shall be proportionately adjusted, all subject to further adjustment as provided in this
SECTION 6.

                  (c) NO IMPAIRMENT. Seller will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Seller, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Alliance against impairment.

         7. TRANSFER OR CONVERSION OF OPTION SHARES. Seller hereby agrees that during such time as its Option Shares are subject to the Alliance Option, Seller shall not, without the prior written consent of a duly authorized representative of Alliance, (i) sell, transfer, assign, convey, gift, pledge, hypothecate or dispose of in any way (collectively, "TRANSFER") or (ii) convert into Common Stock or any other security of the Company (a "CONVERSION"), the Option Shares held by Seller. In the event that Alliance does consent in writing to a Transfer of all or part of the Option Shares, it shall be a condition precedent to such Transfer that such transferee agree to in writing to be bound by the obligations of this Agreement and the Alliance Option. In the event that Alliance does consent in writing to a Conversion of all or part of the Option Shares, Seller hereby agrees that the shares resulting from such Conversion shall be considered Option Shares subject to the Alliance Option for all purposes under this Agreement.

         8. LEGENDS. During the Alliance Option Term, each certificate representing such Option Shares shall be endorsed with substantially the following legend:

                  THE SHARES EVIDENCED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS REGARDING THEIR SALE, TRANSFER, ASSIGNMENT, CONVEYENCE, GIFT, PLEDGED, HYPOTHECATION OR DISPOSAL ("TRANSFER"), AS DESCRIBED IN A CERTAIN OPTION AGREEMENT EXECUTED BY THE HOLDER HEREOF (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER). NO TRANSFER SHALL BE PERMITTED, AND ANY ATTEMPTED TRANSFER SHALL BE INVALID,

                  UNLESS SUCH TRANSFER RESTRICTIONS ARE FULLY COMPLIED WITH PRIOR TO THE TRANSFER OF SUCH SHARES.

         9.       TERMINATION OF ALLIANCE OPTION AND SELLER OPTION.

                  (a) EARLY TERMINATION OF ALLIANCE OPTION AND SELLER OPTION UPON IPO OR ACQUISITION. Notwithstanding any provision to the contrary in this Agreement, each of the Alliance Option and Seller Option shall expire upon either (i) the date immediately preceding the date of the closing of an IPO, or
(ii) the date immediately preceding the closing date of an Acquisition.

                  (b) EARLY TERMINATION OF SELLER OPTION BY ALLIANCE. The parties hereto hereby acknowledge that Alliance has entered into this Agreement based upon the representations and warranties of Metracor as set forth in
Section 2 of the Purchase Agreement, including the representations and warranties set forth in Section 2.2 of the Purchase Agreement (the "CAPITALIZATION REPRESENTATION"). In the event that Metracor has not taken the actions specified in SECTION 9(c) herein prior to the commencement of the Seller Option Term, then Alliance, in its sole discretion, may elect to terminate the Seller Option by giving written notice of such election to Metracor and the Seller pursuant to SECTION 11 hereto.

                  (c) REQUIREMENT TO VERIFY METRACOR CAPITALIZATION AND CURE. Metracor agrees to promptly (and in all events, prior to the commencement of the Seller Option Term) take all necessary action to confirm and verify the Capitalization Representation and cause to be delivered to Alliance a supplemental legal opinion regarding the Capitalization Representation both in a form and with such customary assumptions and qualifications, and such non-material exceptions , all as reasonably acceptable to Alliance. Furthermore, Metracor hereby agrees to promptly notify Alliance in reasonable detail in writing, pursuant to SECTION 11 hereto, in the event that Metracor is made aware or discovers any breach in the Capitalization Representation. In the event that there is a material breach in the Capitalization Representation ("MATERIAL BREACH"), Metracor shall promptly take all steps reasonably acceptable to both Alliance and Metracor to provide Alliance with the same economic benefit (which may include but is not limited to the same equity interest in the Metracor capital stock with the same rights, privileges and preferences as described in the Amended and Restated Articles of Incorporation of Metracor) deriving from the transactions resulting from the Purchase Agreement and this Agreement, had the Capitalization Representation been true and correct as of the date of the Purchase Agreement.

                  (d) "MATERIAL BREACH". For purposes of clarification but not limitation in SECTION 9(c) hereto, a "Material Breach" shall be deemed to exist if the number of shares of issued and outstanding capital stock of Metracor (on a fully diluted basis, assuming the conversion or exercise of all issued and outstanding options, warrants and other securities convertible into equity of Metracor, and assuming conversion of all preferred stock into common stock) (the "METRACOR CAPITALIZATION"), as set forth in the Capitalization Representation (the "REPRESENTED METRACOR CAPITALIZATION"), "materially deviates" (as defined below) from the actual Metracor Capitalization as of the date of the Purchase Agreement (the "ACTUAL METRACOR CAPITALIZATION"). For purposes of the foregoing sentence, the Represented Metracor Capitalization shall be deemed to "MATERIALLY DEVIATE" from the Actual Metracor Capitalization if the positive difference of the Actual Metracor Capitalization less the Represented Metracor Capitalization is two and one-half percent (2 1/2 %) or more of the Represented Metracor Capitalization.

         10. SUCCESSORS AND ASSIGNS. Any assignment of this Agreement or the Options provided for herein by a party hereto, without the written consent of the other party, shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

         11. NOTICES. All notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing by first class mail, on the fifth
(5th) business day following the date of such mailing, and (iii) in the case of delivery by overnight courier, on the first (1st) business day following the date of mailing. The respective notice addresses for the parties hereto shall be the address set forth on the signature page hereto or such other address as may be given in writing by a party hereto to the other party.

         12. AMENDMENTS; WAIVERS. Any term of this Agreement may be amended in a executed by the parties hereto. No waivers of, or exceptions to, any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision and shall not be valid unless in writing.

         13. GOVERNING LAW; ATTORNEYS' FEES. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. In the event of any litigation in relation to this Agreement or any Option Shares or Alliance Shares issued or to be issued hereunder, the prevailing party shall be paid by the other party a reasonable sum for attorneys' fees and expenses of such prevailing party.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its officers thereunto duly authorized as of the date first above written.



                                         ALLIANCE PHARMACEUTICAL CORP.
                                         a New York corporation


                                         By:
                                            ------------------------------------
                                             Theodore D. Roth, President

                                         3040 Science Park Road
                                         San Diego, CA  92121
                                         Attn:   Lloyd Rowland
                                         Fax:    (858) 410-5343


                                         METRACOR TECHNOLOGIES, INC.
                                         a California corporation


                                         By:
                                            ------------------------------------
                                             Randall L. Whitfield, President

                                         11425 Sorrento Valley Road
                                         San Diego, CA  92121
                                         Attn:  President

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its officers thereunto duly authorized as of the date first above written.



                                         [SELLER]
                                         a limited partnership


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                         [Address]

                                         ---------------------------------------
                                         Attn:
                                                 -------------------------------
                                         Fax:
                                                 -------------------------------

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its officers thereunto duly authorized as of the date first above written.

                                         GALEN PARTNERS III, L.P.

                                         By:  Claudius, L.L.C., its
                                              General Partner

                                         By:
                                              ----------------------------------

                                         Its:
                                              ----------------------------------

                                         Address: Galen Partners III, L.P.
                                                  c/o Galen Associates
                                                  610 Fifth Avenue
                                                  New York, New York 10020


                                         GALEN PARTNERS INTERNATIONAL III, L.P.

                                         By:      Claudius, L.L.C., its
                                                  General Partner

                                         By:
                                                  ------------------------------
                                         Its:
                                                  ------------------------------


                                         Address: Galen Partners International
                                                  III, L.P.
                                                  c/o Galen Associates
                                                  610 Fifth Avenue
                                                  New York, New York 10020


                                         GALEN EMPLOYEE FUND III, L.P.

                                         By:      Wesson Enterprises, Inc., its
                                                  General Partner

                                         By:
                                                  ------------------------------

                                         Its:
                                                  ------------------------------

                                         Address: Galen Partners International
                                                  III, L.P.
                                                  c/o Galen Associates
                                                  610 Fifth Avenue
                                                  New York, New York 10020

                                    EXHIBIT A

                       NOTICE OF ALLIANCE OPTION EXERCISE

To:      [SELLER]

Date:
         ---------------

         Alliance Pharmaceutical Corp. ("ALLIANCE") hereby gives notice of its intent to effect the Alliance Option as defined in and pursuant to the terms of that certain Option Agreement dated as of June __, 2001 by and between Alliance and you, the "SELLER" (the "OPTION AGREEMENT"). All capitalized terms used herein without definition shall have the meanings ascribed such terms in the Option Agreement.


         Alliance hereby elects to effect the Alliance Option on ______ Option Shares held by Seller and, in consideration therefor, shall:

                  / / pay $_________ representing the aggregate cash price for the Option Shares; or

                  / / issue _________ shares of Alliance Stock representing the Share Ratio multiplied by the number of Option Shares.




                                         ALLIANCE PHARMACEUTICAL CORP.,
                                         a New York corporation


                                         By:
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                    EXHIBIT B

                        NOTICE OF SELLER OPTION EXERCISE


To:      Alliance Pharmaceutical Corp.

Date:
         ----------------

         The undersigned, being the Majority Holders defined in and pursuant to those certain Option Agreements, dated as of June ___, 2001, by Alliance, on the one hand, and each of the undersigned, on the other hand (the "OPTION AGREEMENT"). All capitalized terms used herein without definition shall have the meanings ascribed such terms in the Option Agreement.

         The undersigned hereby give notice of their intent to effect the Seller Option under the Option Agreement for the Option Shares set forth on the attached schedule and held by each of the undersigned.

                                         [SELLER]


                                         By:
                                                --------------------------------
                                         Its:
                                                --------------------------------



                                         [SELLER]


                                         By:
                                                --------------------------------
                                         Its:
                                                --------------------------------

                                    EXHIBIT C

                            STOCK TRANSFER AGREEMENT


         This Stock Transfer Agreement (this "AGREEMENT"), dated effective as of ______ __, 200_, is entered into by and among [__________], L.P., a [_________]
limited partnership (the "SELLER") and Alliance Pharmaceutical Corp., a New York corporation ( "ALLIANCE") with respect to those certain shares of Series B Preferred Stock of METRACOR Medical Corporation, a California corporation ("METRACOR") currently owned by the Seller with reference to the following:

         A. Seller owns __________ (____) shares of the Metracor's Series B Preferred Stock (the "SHARES").

         B. Seller and Alliance have entered into that certain Option Agreement (the "OPTION AGREEMENT") dated as of June __, 2001, pursuant to which Alliance, under certain circumstances, is entitled to purchase the Shares from Seller and Seller, under certain circumstances, is entitled to sell the Shares to Alliance. All capitalized terms used herein without definition shall have the meanings ascribed such terms in the Option Agreement.

         C. An Option is being exercised under and as defined in the Option Agreement.

         D. Under the terms of the Option Agreement, the transfer of the Shares pursuant to an exercise of an Option is to be effected through the use of this Agreement, such that Alliance will receive its interest in the Shares on the terms, and subject to the conditions, set forth in this Agreement.

         Now, therefore, the parties hereby agree as follows:

                  (a) TRANSFER OF SHARES. Subject to due receipt of the consideration set forth below, as of the date hereof, Seller hereby transfers the Shares to Alliance, as well as all rights, privileges and restrictions associated with the Shares. Seller hereby agrees to take any and all steps necessary to effect such transfer. In connection therewith, Alliance shall receive the "CERTIFICATES" representing the Shares duly endorsed for the transfer being made hereunder (the "TRANSFER"), together with signed instructions from the Seller to Metracor regarding the Transfer.

                  (b) CONSIDERATION. In consideration for the Transfer, Alliance shall deliver concurrent [_____ number of shares of Alliance Stock][$_______ by wire transfer in immediately available funds to the account of the Seller as designated thereby].

                  (c) REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to the Company that the investor representations attached as EXHIBIT D to the Option Agreement are true and correct as of the date hereof and at the time of the Transfer.

                  (d)      MISCELLANEOUS.

                           (i)      This Agreement shall be governed by and
construed in accordance with the internal laws of the State of California (without regard to the conflicts of law principles thereof).

                           (ii)     This Agreement, the Option Agreement
together with the attachments thereto and the deliveries made in respect thereof, embody the entire understanding between the parties and supersedes any prior understandings, agreements and arrangements between the parties respecting the subject matter hereof. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

                           (iii)    This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution and delivery of signatures for this Agreement may occur via telecopy, and such telecopied signature pages shall have the force and effect of original signature pages.

                           (iv)     Any notice, request or other communications
required or permitted hereunder shall be given upon personal delivery or upon the SEVENTH (7TH) day following mailing by registered airmail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties set forth in the Option Agreement.

                           (v)      Each party to this Agreement agrees to
perform any further acts and to execute and deliver any other documents that may be reasonably necessary to carry out the provisions of this Agreement.

         In Witness Whereof, the parties have executed this Agreement.


                                         [SELLER]


                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------


                                         ALLIANCE PHARMACEUTICAL CORP.


                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------

                                    EXHIBIT D

               HOLDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS


         With respect to that certain Option Agreement dated June __, 2001 (the "AGREEMENT"; all capitalized terms used herein without definition shall have the meanings ascribed such terms in the Agreement), the Seller hereby represents, warrants and covenants to Alliance as follows:

         (a) The Seller has full capacity, power and authority to countersign and deliver the Agreement (and/or the Stock Transfer Agreement, if applicable).

         (b) Without limiting the terms of the investment representations set forth below, the Seller represents that the Seller has: (i) had an opportunity to ask questions and receive answers from Alliance and its officers and directors regarding matters relevant to Alliance and an investment therein; and (ii) further had the opportunity to obtain any and all information which the Seller deemed necessary to evaluate Alliance and the investment represented by the Alliance Shares.

         (c) The Seller is experienced in making investments in the unregistered and restricted securities of development stage companies. The Seller understands that such investments (including that represented by the Alliance Shares) involve a high degree of speculation and risk. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the investment in Alliance represented by the Alliance Shares and, by reason of the Seller's financial and business experience, the Seller has the capacity to protect the Seller's interest in connection with the Securities. The Seller is financially able to bear the economic risk of the investment represented by the Alliance Shares, including a total loss of such investment.

         (d) The Seller is capable of evaluating the risks and merits of the investment represented by the Alliance Shares and of protecting the Seller's own interests in connection with such investment.

         (e) The Seller is an "ACCREDITED INVESTOR" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "ACT").

         (f) The Alliance Shares issued as consideration for the Option Shares under the Agreement are being and will be acquired by the Seller (i) solely for investment purposes, (ii) for the Seller's own account only and (iii) not for sale, transfer or with a view to any distribution of all or any part of such Alliance Shares. No other person will have any direct or indirect beneficial interest in the Alliance Shares.

         (g) The Seller has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with the Alliance Shares and the transactions contemplated hereby.

         (h) The Seller acknowledges that the Alliance Shares have not been and will not be, at the time of issuance, registered under the Act or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on the representations and warranties herein.

         (i) The Seller understands that (i) the Alliance Shares are "restricted securities" under the federal securities laws (E.G., the Act) insofar as the Alliance Shares will be acquired from Alliance in a transaction not involving a public offering, (ii) under such laws and applicable regulations, the Alliance Shares may be resold without registration under the Act only in certain limited circumstances and (iii) in the absence of registration under the Act (which is not presently contemplated and with respect to which Alliance has no obligation, except as set forth in Section 5(f) of the Agreement) the Alliance Shares must be held indefinitely. The Seller understands the resale limitations imposed by the Act and is familiar with Rule 144 under the Act, as presently in effect, and the conditions that must be met in order for Rule 144 to be available with respect to the resale of "restricted securities." The Seller understands that Alliance may not, from time to time, meet conditions for the availability of Rule 144 under certain circumstances (E.G., the provision of current "public Alliance" information).

         (j) The Seller understands that any certificates evidencing the Alliance Shares may bear one or all of the following legends:

                  (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR EVIDENCE THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

                  (ii) Any legend required by applicable state securities laws.

         (k) Without in any way limiting the representations set forth above, the Seller further agrees not to make any disposition of all or any portion of the Alliance Shares purchased hereunder unless and until: (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or (ii) the Seller shall have (1) notified Alliance of the proposed disposition, (2) furnished Alliance with a detailed statement of the circumstances surrounding the proposed disposition and (3) furnished Alliance with a written opinion of counsel, reasonably satisfactory to Alliance, that such disposition will not require registration of any securities under the Act or the consent of (or a permit from) any authority under any applicable state securities laws. Seller understands that Alliance will not require opinions of counsel for transactions made pursuant to Rule 144 under the Act provided that Alliance receives all certificates and other information it may reasonably request to permit it to determine that the subject disposition is, in fact, exempt from the registration requirements of the Act pursuant to Rule 144. In the case of any disposition of any Securities pursuant to Rule 144 under the Act, then in addition to the matters set forth above, the Seller shall promptly forward to Alliance a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to Alliance evidencing compliance with Rule 144. If Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition by the Seller have changed from the SEC's present interpretations thereof, the Seller shall provide Alliance with such additional documents as Alliance may reasonably require.